 EXHIBIT 99.1

Lexaria Bioscience Corp. Announces $3.5 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

Kelowna, BC / ACCESS Newswire / December 15, 2025 / Lexaria Bioscience Corp. (NASDAQ:LEXX, LEXXW) (the “Company” or “Lexaria”), a global innovator in drug delivery platforms, today announced that it has entered into a definitive agreement for the purchase and sale of an aggregate of 2,661,600 shares of its common stock, par value $0.001 per share, at a purchase price of $1.315 per share in a registered direct offering priced at-the-market under Nasdaq rules. In addition, in a concurrent private placement, the Company will issue unregistered warrants to purchase up to 2,661,600 shares of common stock. The warrants will have an exercise price of $1.19 per share, will be immediately exercisable and will expire five years from the date of the effectiveness of the resale registration statement registering the shares of common stock issuable upon exercise of the unregistered warrants. The closing of the offering is expected to occur on or about December 16, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $3.5 million, before deducting the placement agent fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds from the offering to advance its research and development efforts, fund working capital and for other general corporate purposes.

The shares of common stock  (but not the warrants issued in the private placement or the shares of common stock underlying such warrants) are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-284407) that was declared effective by the Securities and Exchange Commission (the “SEC”) on January 30, 2025. The registered direct offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The prospectus supplement and the accompanying prospectus relating to the securities being offered in the registered direct offering will be filed with the SEC and be available at the SEC's website at www.sec.gov. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (212) 856-5711 or e-mail at placements@hcwco.com.

The warrants described above are being issued in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Lexaria Bioscience Corp. & DehydraTECH

DehydraTECH™ is Lexaria’s patented drug delivery formulation and processing platform technology which improves the way a wide variety of drugs enter the bloodstream, always through oral delivery. DehydraTECH has repeatedly evidenced the ability to increase bio-absorption, reduce side-effects, and deliver some drugs more effectively across the blood brain barrier. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 56 patents granted and additional patents pending worldwide. For more information, please visit www.lexariabioscience.com.

1

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. Statements as such term is defined under applicable securities laws. These statements may be identified by words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions. Such forward-looking statements in this press release include, but are not limited to, statements by the Company relating to the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of proceeds from the offering and relating to the Company’s ability to carry out research initiatives, receive regulatory approvals or grants or experience positive effects or results from any research or study. Such forward-looking statements are estimates reflecting the Company’s best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that the Company will actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements.  As such, you should not place undue reliance on these forward-looking statements.  Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, market and other conditions, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process, potential adverse effects arising from the testing or use of products utilizing the DehydraTECH technology, the Company’s ability to maintain existing collaborations and realize the benefits thereof, delays or cancellations of planned R&D that could occur related to pandemics or for other reasons, and other factors which may be identified from time to time in the Company’s public announcements and periodic filings with the US Securities and Exchange Commission on EDGAR. The Company provides links to third-party websites only as a courtesy to readers and disclaims any responsibility for the thoroughness, accuracy or timeliness of information at third-party websites. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA).  Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease. Any forward-looking statements contained in this release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements or links to third-party websites contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

INVESTOR CONTACT:

George Jurcic - Head of Investor Relations

ir@lexariabioscience.com

Phone: 250-765-6424, ext. 202

2